Exhibit 99.1

Carrier Sales & Distribution Business

(A component of United Technologies Corporation)

Combined Statements of Operations

For the six months ended June 30, 2009 (unaudited) and 2008 (unaudited); and

For the Year ended December 31, 2008

Combined Balance Sheets

As of June 30, 2009 (unaudited) and December 31, 2008

Combined Statements of Cash Flows

For the six months ended June 30, 2009 (unaudited) and 2008 (unaudited); and

For the Year ended December 31, 2008

Combined Statements of Changes in Divisional Equity

As of June 30, 2009 (unaudited) and December 31, 2008

Carrier Sales & Distribution Business

(A component of United Technologies Corporation)

Page
Index to Combined Financial Statements
Report of Independent Registered Public Accounting Firm	3
Combined Financial Statements:
Combined Statements of Operations	4
Combined Balance Sheets	5
Combined Statements of Cash Flows	6
Combined Statements of Changes in Divisional Equity	7
Notes to Combined Financial Statements	8

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareowners of United Technologies Corporation:

In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of cash flows, and of changes in divisional equity present fairly, in all material respects, the financial position of the Carrier Sales & Distribution Business (the “Business”), a component of United Technologies Corporation (the “Corporation” or “UTC”) at December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Corporation’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1 and 3 to the Combined Financial Statements, the Business and UTC and its subsidiaries, engage in extensive intercompany transactions. These financial statements have been derived from the financial statements of UTC and reflect significant allocations of the costs of the services provided to the Business by UTC and its subsidiaries on a basis that management believes is appropriate in the circumstances. The financial position, results of operations and cash flows of the Business could differ from those that would have resulted had the Business operated autonomously or independently of UTC and its subsidiaries.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
September 17, 2009

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

COMBINED STATEMENTS OF OPERATIONS

(in thousands of dollars)	For the year ended	For the six months ended
	December 31, 2008	June 30, 2009	June 30, 2008
		(unaudited)	(unaudited)
Net sales	$1,291,237	$581,639	$654,826
Cost of goods sold	1,112,779	503,140	568,692

Gross margin	178,458	78,499	86,134
Selling, general and administrative expenses	148,457	66,712	77,594
Other income, net	988	465	40

Income before income taxes	30,989	12,252	8,580
Income taxes	12,387	4,913	3,507

Net Income	$18,602	$7,339	$5,073

See accompanying Notes to Combined Financial Statements.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

COMBINED BALANCE SHEETS

(in thousands of dollars or shares)	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Cash and cash equivalents	$5,337	$12,325
Accounts receivable (net of allowances of $6,826 (unaudited) and $5,620)	191,852	143,789
Inventories	189,983	163,406
Future income tax benefits	11,707	10,699
Other current assets	2,034	1,394

Total Current Assets	400,913	331,613
Future income tax benefits	27,510	31,775
Fixed assets	9,865	10,592
Goodwill	24,837	24,837
Other assets	560	595

Total Assets	463,685	399,412

Liabilities and Divisional Equity
Accounts payable	9,876	13,248
Accrued liabilities	34,906	36,333

Total Current Liabilities	44,782	49,581

Other long-term liabilities	1,563	1,445

Total Liabilities	46,345	51,026

Commitments and Contingent Liabilities (Note 11)

Divisional Equity	417,340	348,386
Total Liabilities and Divisional Equity	$463,685	$399,412

See accompanying Notes to Combined Financial Statements.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

COMBINED STATEMENTS OF CASH FLOWS

(in thousands of dollars)	For the year ended December 31, 2008	For the six months ended
		June 30, 2009	June 30, 2008
		(unaudited)	(unaudited)
Operating Activities
Net income	$18,602	$7,339	$5,073
Adjustments to reconcile net income to net cash flows provided by (used in) operating activities:
Depreciation	1,977	1,019	1,022
Future income tax provision	5,995	3,256	1,538
Change in:
Accounts receivable	5,012	(48,063)	(60,693)
Inventories	11,591	(26,577)	(35,129)
Other current assets	490	(640)	162
Accounts payable and accrued liabilities	2,412	(4,798)	7,465
Other, net	161	153	56

Net Cash Provided By (Used in) Operating Activities	46,240	(68,311)	(80,506)

Investing Activities
Capital expenditures	(2,077)	(386)	(1,080)
Disposal of fixed assets	193	94	2

Net Cash Used in Investing Activities	(1,884)	(292)	(1,078)

Financing Activities
Net (distribution to) / contributions from UTC	(38,635)	61,615	102,302

Net Cash (Used In) Provided By Financing Activities	(38,635)	61,615	102,302

Net increase (decrease) in Cash and cash equivalents	5,721	(6,988)	20,718

Cash and cash equivalents, beginning of period	6,604	12,325	6,604

Cash and cash equivalents, end of period	$12,325	$5,337	$27,322

Supplemental Disclosure of Cash Flow Information:
Income taxes paid, net of refunds	$6,392	$1,657	$1,969

See accompanying Notes to Combined Financial Statements.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

COMBINED STATEMENTS OF CHANGES IN DIVISIONAL EQUITY

(in thousands of dollars)	Divisional Equity
January 1, 2008	$368,419

Net income	18,602
Net distribution to / contributions from UTC	(38,635)

December 31, 2008	$348,386
Net income (unaudited)	7,339
Net distribution to / contributions from UTC (unaudited)	61,615

June 30, 2009 (unaudited)	$417,340

See accompanying Notes to Combined Financial Statements.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 1. Nature of Operations and Basis of Presentation

The Carrier Sales and Distribution Business (the “Business”) is a wholly owned component of Carrier Corporation (“Carrier”), a wholly owned subsidiary of United Technologies Corporation and its subsidiaries (“UTC”). The Business distributes Carrier, Bryant, Payne and Totaline residential and light commercial heating, ventilating, air conditioning, and refrigeration (“HVACR”) products in the U.S. Sunbelt region and selected territories in the Caribbean and Latin America.

On May 4, 2009, UTC announced that it had entered into an agreement with Watsco, Inc. (“Watsco”) to form a joint venture, Carrier Enterprise LLC (“Carrier Enterprise”). Under the agreement, UTC will contribute the Business and Watsco will contribute its Comfort Products distribution entity in the Midwestern U.S. to Carrier Enterprise. Watsco and UTC will own 60 percent and 40 percent of Carrier Enterprise, respectively. (See further discussion in Note 12.)

The combined financial statements reflect the historical financial position, results of operations and cash flows of the Business to be contributed to Carrier Enterprise by UTC for the periods presented. The historical financial statements reflect the amounts that have been “carved out” from UTC’s consolidated financial statements and reflect assumptions and allocations made by UTC to depict the Business on a stand-alone basis. As a result, the combined financial statements may not be indicative of the financial position, results of operations and cash flows that would have been presented if the Business had been a stand-alone entity. Additionally, sales of residential central air conditioners, heating equipments and parts and supplies are seasonal. Demand related to the residential air conditioning replacement market is generally highest in the second and third quarters with demand for heating equipment usually highest in the fourth quarter and may also be impacted favorably or unfavorably based on the severity or mildness of weather patterns during the summer or winter selling seasons. Therefore, the historical financial information is not necessarily indicative of what the results of operations, financial position and cash flow will be in the future.

The historical combined financial statements were prepared using UTC’s historical basis in the assets and liabilities of the Business, and its historical combined financial statements include all revenues, costs, assets and liabilities directly attributable to the Business. In addition, certain expenses reflected in the combined financial statements include allocations of corporate expenses from UTC, which in the opinion of management are reasonable (see further discussion in Note 3). All such costs and expenses have been deemed to have been paid by the Business to UTC in the period in which the costs were incurred. Current income taxes are deemed to have been remitted, in cash, by or to UTC in the period the related income taxes were recorded. Amounts due to or from UTC have been classified within divisional equity.

UTC centralizes cash management and operations financing. Accordingly, none of the cash or debt at UTC has been assigned to the Business in the combined financial statements. Cash in the combined balance sheet represents cash held locally by the Business apart from the shared treasury function of UTC. There is no debt specifically related to the operations of the Business, and therefore none has been attributed to the Business´ financial statements. Interest expense was not historically allocated to the Business and therefore is not reflected in the combined statements of operations.

Divisional equity in the Business as shown in the combined balance sheet includes amounts due to / from UTC as well as intercompany receivables / payables with UTC. (See further discussion in Note 3.)

See Note 12 “Subsequent Events” for additional information on the transaction consummated with Watsco on July 1, 2009 to form Carrier Enterprise including the exclusion of certain product sales, assets and liabilities not transferred to Carrier Enterprise from the Business.

Note 2. Summary of Accounting Principles

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

Interim Financial Reporting. The financial information for the six months ended June 30, 2009 and 2008 are unaudited but include adjustments that management considers necessary for a fair presentation of its combined financial position, operating results, cash flows, and divisional equity. Results for the six months ended June 30, 2009 and 2008 are not necessarily indicative of results to be expected for the full fiscal year or for any future period.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

Combination. The combined financial statements have been prepared for the Business as it was historically managed within UTC. All significant intercompany transactions within the Business have been eliminated. All significant transactions between the Business and other UTC entities are included in the combined financial statements. All intercompany transactions with UTC are considered to be settled for cash in the combined statement of cash flows at the time the transaction is recorded.

Cash and Cash Equivalents. Cash and cash equivalents include cash on hand and demand deposits that are highly liquid in nature and have original maturities of three months or less.

Accounts Receivable. Receivables are recognized net of payment discounts, product returns allowances and uncollectible allowances.

Fair Value of Financial Instruments. The carrying amount of cash and cash equivalents, trade receivables, accounts payable and accrued expenses approximates fair value due to the short maturity (less than one year) of the instruments.

Inventories. Inventories are stated at the lower of cost or estimated realizable value and are primarily based on the last-in, first-out (LIFO) method; however, certain locations use the first-in, first-out (FIFO) method. If inventories that were valued using the LIFO method had been valued under the FIFO method, they would have been higher by $25,472 at December 31, 2008 and by $25,326 (unaudited) and $25,041 (unaudited) at June 30, 2009 and 2008, respectively. In 2008, LIFO inventory quantities were reduced. This reduction resulted in a liquidation of LIFO inventory quantities carried at lower costs prevailing in prior years as compared with the cost of the 2008 purchases, the effect of which decreased cost of goods sold by approximately $1,622.

Fixed Assets. Fixed assets are stated at cost. Depreciation is computed over the assets’ useful lives using the straight-line method. We evaluate the potential impairment of long-lived assets when appropriate. If the carrying value of assets exceeds the sum of the undiscounted expected future cash flows, the carrying value of the asset is written down to fair value. For the periods presented, there was no impairment of long-lived assets.

Goodwill. Goodwill represents costs in excess of fair values assigned to the underlying net assets of acquired businesses. Goodwill is not amortized but is subject to annual impairment testing using the guidance and criteria described in Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). This testing compares carrying values to fair values and, when appropriate, the carrying value of these assets is reduced to fair value. For the periods presented, we were not required to record any impairment on goodwill. The goodwill balance was $24,837 as of June 30, 2009 (unaudited) and December 31, 2008.

Income Taxes. The Business records income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“SFAS 109”), under which deferred taxes reflect the temporary differences between book and tax basis of assets and liabilities. A valuation allowance is established if, based on management’s review of both positive and negative evidence, it is more-likely-than-not that all or a portion of the deferred tax asset will not be realized. The income taxes have been prepared on a separate return basis as if the Business was a standalone entity. Prior to the contribution of the Business to the joint venture, the Business was included in the UTC consolidated tax return. The results from being included in the UTC consolidated tax return are included in distribution to / contributions from UTC in divisional equity. In the ordinary course of business there is inherent uncertainty in quantifying our income tax positions. We assess our income tax positions and record tax benefits for all years subject to examination based upon management’s evaluation of the facts, circumstances, and information available at the reporting date. In accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” (FIN 48), for those tax positions where it is more-likely-than-not that a tax benefit will be sustained, we have recorded the largest amount of tax benefit with a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority that has full knowledge of all relevant information. For those income tax positions where it is not more-likely-than-not that a tax benefit will be sustained, no tax benefit has been recognized in the financial statements. Where applicable, associated interest has also been recognized. We recognize interest accrued related to unrecognized tax benefits in interest expense. Penalties, if incurred, would be recognized as a component of income tax expense.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

Revenue Recognition. The Business recognizes revenue when it is realized or realizable and earned. The Business considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, the product has been shipped, the sales price is fixed or determinable and collection is reasonably assured. The Business reduces revenue for estimated customer returns and other allowances.

New Accounting Pronouncements. In December 2007, the FASB issued SFAS 141(R), which replaces SFAS No. 141, “Business Combinations” (“SFAS 141”). SFAS 141(R) retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS 141(R) changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; noncontrolling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date, until either abandoned or completed, at which point the useful lives will be determined; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”) such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141(R) would also apply the provisions of SFAS 141(R). Early adoption was not permitted. The adoption of SFAS 141(R) did not have a significant impact on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, with earlier adoption prohibited. This statement requires the recognition of a noncontrolling interest minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the noncontrolling interest will be included in consolidated net income on the face of the income statement. It also amends certain of ARB No. 51’s consolidation procedures for consistency with the requirements of SFAS 141(R). This statement also includes expanded disclosure requirements regarding the interests of the parent and its noncontrolling interest. The adoption of SFAS 160 did not have a significant impact on our financial position and results of operations.

In February 2008, the FASB issued FSP FAS 157-2, “Effective Date of FASB Statement No. 157,” which delays the effective date of SFAS No. 157, “Fair Value Measurements,” (“SFAS 157”) for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis, with the exception of the application of the statement to non-recurring nonfinancial assets and nonfinancial liabilities. This FSP defers the effective date of SFAS 157 to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years for items within the scope of this FSP. This FSP did not have a significant impact on the reporting of our financial position and results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (“SFAS 161”). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. The adoption of SFAS 161 did not have an impact on the determination of our financial results.

In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”). FSP FAS 157-4 amends SFAS 157 and provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased and also includes guidance on identifying circumstances that

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

indicate a transaction is not orderly for fair value measurements. This FSP shall be applied prospectively with retrospective application not permitted. This FSP shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity early adopting this FSP must also early adopt FSP FAS 115-2 and FAS 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“FSP FAS 115-2” and “FAS 124-2”). Additionally, if an entity elects to early adopt either FSP FAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (“FSP FAS 107-1” and “APB 28-1”) or FSP FAS 115-2 and FAS 124-2, it must also elect to early adopt this FSP. This FSP did not have a significant impact on the reporting of our financial position and results of operations.

In April 2009, the FASB issued FSP FAS 115-2 and FAS 124-2. This FSP amends SFAS 115, “Accounting for Certain Investments in Debt and Equity Securities,” SFAS 124, “Accounting for Certain Investments Held by Not-for-Profit Organizations,” and EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to make the other-than-temporary impairments guidance more operational and to improve the presentation of other-than-temporary impairments in the financial statements. This FSP will replace the existing requirement that the entity’s management assert it has both the intent and ability to hold an impaired debt security until recovery with a requirement that management assert it does not have the intent to sell the security, and it is more likely than not it will not have to sell the security before recovery of its cost basis. This FSP provides increased disclosure about the credit and noncredit components of impaired debt securities that are not expected to be sold and also requires increased and more frequent disclosures regarding expected cash flows, credit losses, and an aging of securities with unrealized losses. Although this FSP does not result in a change in the carrying amount of debt securities, it does require that the portion of an other-than-temporary impairment not related to a credit loss for a held-to-maturity security be recognized in a new category of other comprehensive income and be amortized over the remaining life of the debt security as an increase in the carrying value of the security. This FSP shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt this FSP only if it also elects to early adopt FSP FAS 157-4. Also, if an entity elects to early adopt either FSP FAS 157-4 or FSP FAS 107-1 and APB 28-1, the entity also is required to early adopt this FSP. This FSP did not have a significant impact on the reporting of our financial position and results of operations.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140” (“SFAS 166”). SFAS 166 removes the concept of a qualifying special-purpose entity from SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” establishes a new “participating interest” definition that must be met for transfers of portions of financial assets to be eligible for sale accounting, clarifies and amends the derecognition criteria for a transfer to be accounted for as a sale, and changes the amount that can be recognized as a gain or loss on a transfer accounted for as a sale when beneficial interests are received by the transferor. Enhanced disclosures are also required to provide information about transfers of financial assets and a transferor’s continuing involvement with transferred financial assets. This statement must be applied as of the beginning of an entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The adoption of SFAS 166 will not have a significant impact on our financial position and results of operations.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”). SFAS 167 amends FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities” (“FIN 46(R)”) to require an enterprise to qualitatively assess the determination of the primary beneficiary of a variable interest entity (“VIE”) based on whether the entity (1) has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (2) has the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. Also, SFAS 167 requires an ongoing reconsideration of the primary beneficiary, and amends the events that trigger a reassessment of whether an entity is a VIE. Enhanced disclosures are also required to provide information about an enterprise’s involvement in a VIE. This statement shall be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. The adoption of SFAS 167 will not have a significant impact on our financial position and results of operations.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS 168”). SFAS 168 replaces SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” and establishes the “FASB Accounting Standards Codification “ (Codification) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles in the United States. All guidance contained in the Codification carries an equal level of authority. On the effective date of SFAS 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other nongrandfathered non-SEC accounting literature not included in the Codification will become nonauthoritative. SFAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of SFAS 168 will not have a significant impact on the determination or reporting of our financial results.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events,” (“SFAS 165”) which provides guidance on management’s assessment of subsequent events and incorporates this guidance into accounting literature. SFAS No. 165 is effective prospectively for interim and annual periods ending after June 15, 2009. We adopted SFAS No. 165 as of June 30, 2009, which was the required effective date. We have evaluated subsequent events that require recognition and disclosure through September 17, 2009, the date the financial statements were issued. See Note 12 “Subsequent Events.”

Note 3. Related Parties

The Business buys HVACR products and services from Carrier companies and sells HVACR products to UTC affiliates. In addition, the Business receives various general and administrative services from UTC shared service providers. These services include tax, treasury, human resources, information technology and other services. The Business also participates in various programs offered and funded by Carrier’s factories to support the sale of Carrier products.

Sales in the combined statements of operations include sales to affiliates of UTC of $29,609 for the year ended December 31, 2008 and $10,291 (unaudited) and $14,945 (unaudited) for the six months ended June 30, 2009 and 2008, respectively. Cost of goods sold in the combined statements of operations includes cost of sales to UTC of $25,512 for the year ended December 31, 2008 and $9,059 (unaudited) and $12,826 (unaudited) for the six months ended June 30, 2009 and 2008, respectively.

Cost of goods sold in the combined statement of operations includes purchases from UTC of $934,700 for the year ended December 31, 2008 and $432,400 (unaudited) and $482,200 (unaudited) for the six months ended June 30, 2009 and 2008, respectively.

These statements reflect allocated expenses associated with centralized UTC support functions including: treasury, tax, accounting, human resources, information technology and other services. The costs associated with these generally include all payroll and benefit costs as well as overhead costs related to the support functions. UTC also allocated costs associated with office facilities, corporate insurance coverage and medical, pension, post-retirement and other health plan costs for employees participating in UTC sponsored plans. Allocations are based on a number of utilization measures including headcount, proportionate effort, revenue and inventory. All such amounts have been deemed to have been paid by the Business in the period in which the costs were recorded.

Selling, general and administrative expenses in the combined statements of operations includes corporate allocations of $25,509 for the year ended December 31, 2008 and $12,326 (unaudited) and $12,044 (unaudited) for the six months ended June 30, 2009 and 2008, respectively.

In the opinion of management, the expense and cost allocations have been determined on a basis considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Business during the periods presented. The amounts that would have been or will be incurred on a stand-alone basis could differ from the amounts allocated due to economies of scale, differences in management judgment, a requirement for more or fewer employees, or other factors. Management does not believe, however, that it is practical to estimate what these expenses would have been had the Business operated as an independent entity, including any expenses associated with obtaining any of these services from unaffiliated entities. In addition, future results of operations, financial position and cash flows could differ materially from the historical results presented herein.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

Central treasury activities include the investment of surplus cash, the issuance, repayment and repurchase of short-term and long-term debt and interest rate management. All UTC funding to the Business has been accounted for as capital contributions from UTC and all cash remittances from the Business to UTC have been accounted for as distributions to UTC. Accordingly, no debt or related interest charges from UTC are reflected in these combined financial statements.

Divisional equity in the combined balance sheets includes intercompany receivables due from affiliates of UTC of $67 (unaudited) and $59,100 as of June 30, 2009 and December 31, 2008, respectively. Divisional equity in the combined balance sheets includes intercompany payables due to affiliates of UTC of $515 (unaudited) and $75,939 as of June 30, 2009 and December 31, 2008, respectively.

Note 4. Inventories

(in thousands of dollars)	June 30, 2009	December 31, 2008
	(unaudited)
Inventories consist of the following:
Finished goods	$193,573	$166,450
Reserve for obsolete inventory	(3,590)	(3,044)

	$189,983	$163,406

Note 5. Fixed Assets

(in thousands of dollars)	Estimated Useful Lives	June 30, 2009	December 31, 2008
		(unaudited)
Land		$415	$415
Buildings and improvements	20-40 years	11,213	10,334
Machinery and equipment	3-12 years	12,423	11,478
Construction in progress		10	1,597

		24,061	23,824
Accumulated depreciation		(14,196)	(13,232)

		$9,865	$10,592

Depreciation expense was $1,977 for the year ended December 31, 2008 and $1,019 (unaudited) and $1,022 (unaudited) for the six months ended June 30, 2009 and 2008, respectively.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 6. Accrued Liabilities

(in thousands of dollars)	June 30,2009	December 31, 2008
	(unaudited)
Accrued salaries, wages and employee benefits	$10,071	$11,836
Accrued property, sales and use taxes	6,479	3,642
Accrued selling expenses	5,501	5,427
Advances on sales contracts	2,459	2,145
Accrued insurance	2,383	2,375
Accrued restructuring costs	1,377	2,476
Accrued warranty costs	635	644
Other	6,001	7,788

	$34,906	$36,333

Other accrued liabilities consist of workers compensation liabilities, advertising accruals and utilities. Other long term liabilities consist of workers’ compensation liabilities and general and auto insurance coverage.

Note 7. Taxes on Income

(in thousands of dollars)	2008
Current:
United States:
Federal	$3,493
State	863
Foreign	2,036

6,392

Future:
United States:
Federal	4,808
State	983
Foreign	204

5,995

Income tax expense	$12,387

Future income taxes represent the tax effects of transactions, which are reported in different periods for tax and financial reporting purposes. These amounts consist of the tax effects of temporary differences between the tax and financial reporting balance sheets. Pursuant to SFAS 109, current and non-current future income tax benefits and payables within the same tax jurisdiction are generally offset for presentation in the Combined Balance Sheets.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

The tax effects of net temporary differences which gave rise to future income tax assets at December 31, 2008 are as follows:

(in thousands of dollars)	2008
Future income tax assets:
Goodwill and intangibles	$29,764
Insurance and employee related benefits	5,355
Inventory related	3,400
Bad debt	2,168
Other items, net	1,787

$42,474

The sources of income from operations before income taxes are:

(in thousands of dollars)	2008
United States	$25,114
Foreign	5,875

$30,989

Differences between effective income tax rates and the statutory U.S. federal income tax rates are as follows:

2008
Statutory U.S. federal income tax rate	35.0%
State tax, net of federal benefit	3.7%
Tax on international activities	0.7%
Meals and entertainment	0.6%

Effective income tax rate	40.0%

The effective tax rate for 2008 reflects incremental tax expense for state taxes related to U.S. operations, international taxes related to the Caribbean operations and non-deductible meals and entertainment. There were no significant differences in the effective tax rate for the six-month periods ended June 30, 2009 and 2008.

At December 31, 2008, there were no tax credit or tax loss carryforwards.

As disclosed in Note 2, we record tax benefits in accordance with the provisions of FIN 48. During the periods covered by these statements, it was management’s determination that all tax benefits should be recognized.

The Business and certain of its components participate in the consolidated income tax return of UTC for U.S. federal tax purposes, as well as multiple state and local tax jurisdictions. In addition, certain of the Business’ components are subject to tax in non-U.S. jurisdictions. In the normal course of business, we are subject to examination by these taxing authorities. With few exceptions, we are no longer subject to U.S. federal examinations before 2004 nor state and local, or non-U.S. income tax examinations for years before 1998.

Note 8. Employee Benefit Plans

UTC sponsors numerous employee benefit plans, which certain employees of the Business participate in as discussed below.

Employee Savings Plans. UTC sponsors and contributes to defined contribution employee savings plans. Certain employees of the Business are also eligible to receive profit sharing contributions under a defined contributions plan. Our contributions to employee savings plans were $1,650 for the year ended December 31, 2008 and $761 (unaudited) and $802 (unaudited) for the six months ended June 30, 2009 and 2008, respectively. Our contributions to profit sharing plans were $2,727 for the year ended December 31, 2008 and $1,137 (unaudited) and $1,434 for the six months ended June 30, 2009 and 2008, respectively.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

The Business also sponsors and contributes to the Carrier (Puerto Rico) Inc. Target Benefit Pension Plan for certain employees within the Puerto Rican Business. Our costs to fund the Carrier (Puerto Rico) Inc. Target Benefit Pension Plan were $105 for the year ended December 31, 2008 and $46 (unaudited) and $53 (unaudited) for the six months ended June 30, 2009 and 2008, respectively.

Pension and Postretirement Benefits. UTC’s defined benefit pension and postretirement benefit plans have been accounted for as multi-employer plans in these combined financial statements, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 87, “Employers´ Accounting for Pensions” and SFAS 106, “Employers’ Accounting for Postretirement Benefits Other than Pensions”. SFAS No. 87 provides that an employer that participates in a multi-employer defined benefit plan is not required to report a liability beyond the contributions currently due and unpaid to the plan. Therefore, no assets or liabilities related to these plans have been included in the combined balance sheets. These pension and post retirement expenses were allocated to the Business and reported in selling, general and administrative expenses. The amounts allocated for pension and retirement expenses were $406 for the year ended December 31, 2008 and $134 (unaudited) and $208 (unaudited) for the six months ended June 30, 2009 and 2008, respectively.

Stock-based Compensation. The Business participates in UTC compensation plans. Awards under the plans include stock options, stock appreciation rights, performance share units and other awards. Stock based compensation expense reflected in the accompanying combined financial statements relates to stock plan awards of UTC and not stock awards of the Business, as the Business does not grant stock awards.

We measure the cost of all share-based payments, including stock options, at fair value on the grant date and recognize this cost in the statement of operations. For the year ended December 31, 2008 and the six months ended June 30, 2009 and 2008, $483, $304 (unaudited), and $276 (unaudited), respectively, of compensation cost was recognized in the combined statements of operations. The associated current income tax benefit recognized was $179, $113 (unaudited), and $103 (unaudited) for the year ended December 31, 2008 and for the six months ended June 30, 2009 and 2008, respectively.

At December 31, 2008, there was $498 of total unrecognized compensation cost related to non-vested equity awards granted under long-term incentive plans. This cost is expected to be recognized ratably over a weighted-average period of 1.86 years.

A summary of the transactions under all long-term incentive plans for the year ended December 31, 2008 is as follows:

	Stock Options		Stock Appreciation Rights		Performance Share Units		Restricted Stock Units
(shares and units in thousands)	Shares	Average Price*	Shares	Average Price*	Units	Average Price**
Outstanding at:
December 31, 2007	138	$39.18	20	$63.77	1	$59.22	—
Granted	—	—	2	75.21	1	75.21	1
Exercised	(9)	29.45	—	—	—	—	—

December 31, 2008	129	$39.88	22	$64.53	2	$63.75	1

*	weighted-average exercise price
**	weighted-average grant stock price

The weighted-average grant date fair value of stock appreciation rights granted during 2008 was $21.43. The weighted-average grant date fair value of performance share units, which vest upon achieving certain performance metrics, granted during 2008 was $84.01. The total fair value of options vested during the years ended December 31, 2008 was $263. The total intrinsic value (which is the amount by which the stock price exceeded the exercise price of the options on the date of exercise) of options exercised during the year ended December 31, 2008 was $282.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

The following table summarizes information about equity awards outstanding that are expected to vest and equity awards outstanding that are exercisable at December 31, 2008:

	Equity Awards Outstanding Expected to Vest				Equity Awards Outstanding That Are Exercisable
(shares thousands, aggregate intrinsic value in thousands)	Awards	Average Price*	Aggregate Intrinsic Value	Remaining Term**	Awards	Average Price*	Aggregate Intrinsic Value	Remaining Term**
Stock Options/Stock Appreciation Rights	150	$43.25	$1,539	4.4	129	$39.88	$1,769	3.8
Performance Share Units/Restricted Stock	3	—	181	1.3

*	weighted-average exercise price per share
**	weighted-average contractual remaining term in years

The fair value of each award is estimated on the date of grant using a binomial lattice model. The following table indicates the assumptions used in estimating fair value for the year ended December 31, 2008. Because lattice-based option models incorporate ranges of assumptions for inputs, those ranges are as follows:

2008
Expected volatility	23% – 26%
Weighted-average volatility	23%
Expected term (in years)	7.9 – 8.7
Expected dividends	1.6%
Risk-free rate	2.9% – 4.0%

Expected volatilities are based on the returns of UTC stock, including implied volatilities from traded options on UTC stock for the binomial lattice model. We use historical data to estimate equity award exercise and employee termination behavior within the valuation model. Separate employee groups and equity award characteristics are considered separately for valuation purposes. The expected term represents an estimate of the period of time equity awards are expected to remain outstanding. The risk-free rate is based on the term structure of interest rates at the time of equity award grant.

Note 9. Restructuring

During 2008, we initiated restructuring actions relating to ongoing cost reduction efforts, including selling, general and administrative reductions and the consolidation of distribution facilities. We recorded restructuring and related charges, which directly relate to the Business, totaling $2,979 in cost of goods sold and $2,415 in selling, general and administrative expenses.

At December 31, 2008, net workforce reductions of approximately 133 employees have been completed. No further workforce reductions are expected at this time. The majority of the remaining workforce reductions and all facility-related cost reduction actions, expected to total 20,000 net square feet of facilities, are targeted for completion during 2009.

The following table summarizes the accrual balances and utilization by cost type for the 2008 restructuring actions:

(in thousands of dollars)	Severance	Facility Exit and Lease Termination Costs	Total
Restructuring charges	$2,415	$2,979	$5,394
Utilization	(2,114)	(804)	(2,918)

Balance at December 31, 2008	$301	$2,175	$2,476
Restructuring charges	$197	$85	$282
Utilization	(396)	(985)	(1,381)

Balance at June 30, 2009	$102	$1,275	$1,377

We do not expect any additional cost associated with these actions.

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

Note 10. Warranties

We provide product warranties for products sold in the Caribbean and Latin America. The Business accrues for these costs when such obligations are probable and the amounts can be reasonably estimated. The change in accruals for warranties for the year ended December 31, 2008 is as follows:

(in thousands of dollars)	2008
Balance as of January 1	$627
Warranties issued	430
Settlements made	(413)

Balance as of December 31	$644

Note 11. Commitments and Contingent Liabilities

Leases. We occupy space and use certain equipment under lease arrangements. Rental commitments of $74,410 at December 31, 2008 under long-term non-cancelable operating leases are payable as follows: $19,569 in 2009, $16,920 in 2010, $11,980 in 2011, $7,341 in 2012, $6,162 in 2013, and $12,438 thereafter. Rent expense was $19,758 for the year ended December 31, 2008, and $10,104 (unaudited) and $10,104 (unaudited) for the six months ended June 30, 2009 and 2008, respectively. Rent expense is presented net of other income from subleases of $1,005 for the year ended December 31, 2008, and $550 (unaudited) and $502 (unaudited) for the six months ended June 30, 2009 and 2008, respectively.

Other. The Business also has other commitments and contingent liabilities arising out of the normal course of business. Management believes that resolution of any of these matters will not have a material adverse effect upon the financial position, results of operations, or cash flows of the Business.

Note 12. Subsequent Events

On July 1, 2009 Watsco completed the formation of Carrier Enterprise with Carrier, to distribute Carrier, Bryant and Payne products throughout the U.S. Sunbelt, Latin America and the Caribbean. In the formation of the joint venture, Carrier contributed the Business, which includes 95 locations in the U.S. Sunbelt and Puerto Rico and the export division located in Miami, Florida and Watsco contributed 15 locations that distribute Carrier, Bryant and Payne products. Watsco purchased a 60% interest in the joint venture for consideration of $172,000 with options to purchase up to an additional 20% interest from Carrier (10% beginning in three years and an additional 10% in five years). Watsco issued 2,985,685 shares of Common stock and 94,784 shares of Class B common stock for consideration of $147,000 and contributed 15 locations that sell Carrier-manufactured products for consideration of $25,000 as total consideration for Watsco’s 60% interest in the joint venture. The final purchase price is subject to working capital and other adjustments pursuant to the Purchase and Contribution Agreement dated May 3, 2009, as amended June 29, 2009 (“Purchase and Contribution Agreement”).

Carrier Sales & Distribution Business

(a component of United Technologies Corporation)

Notes to Combined Financial Statements

(Dollars in thousands)

On August 7, 2009, a capital contribution in the amount of $80,000 was made to Carrier Enterprise pursuant to the Purchase and Contribution Agreement. Watsco’s share of the contribution totaling $48,000 was made in cash. Carrier’s share of the contribution totaling $32,000 consisted of inventory.

The Business sold certain commercial HVACR products (“Applied Products”) that were a part of the Business for the periods presented, but will not be sold by the Business subsequent to the joint venture being formed. The direct sales and cost of goods sold and the estimated commission expenses for these Applied Products activities included in the statement of operations is as follows:

(in thousands of dollars)	For the year ended	For the six months ended
	December 31, 2008	June 30, 2009	June 30, 2008
		(unaudited)	(unaudited)
Net sales	$58,800	$21,600	$29,300
Cost of goods sold	51,097	18,943	25,696

Gross margin	7,703	2,657	3,604

Selling commissions	1,176	432	586

Certain assets and liabilities of the Business included in the balance sheet at June 30, 2009 were retained by UTC and excluded from the transfer to Carrier Enterprise pursuant to the terms of the Purchase and Contribution Agreement as follows:

•	Cash and cash equivalents

•	Certain finished goods inventory

•	Deferred income taxes

In addition, certain obligations in connection with litigation and other matters were retained by UTC and excluded from the transfer to Carrier Enterprise pursuant to the terms of the Purchase and Contribution Agreement.

Certain liabilities related to salaries and related benefits of employees providing support to the Business as well as other parts of UTC that are transferring to Carrier Enterprise have been excluded from the combined balance sheets.

Carrier Enterprise has entered into Transitional Services Agreements (TSA) with Carrier Corporation to have certain business processes performed on their behalf such as payroll, employee benefits, credit and collections and accounts payable. Additionally, the TSAs allow for Carrier Enterprise to continue using core application and infrastructure information technologies. The services provided pursuant to the TSAs generally expire on December 31, 2009 but may be extended as agreed upon by the parties.

The joint venture will operate as a partnership for U.S. tax purposes. Certain tax attributes of the Business’ components may not be utilized by the Business in its partnership return. In addition, the Purchase and Contribution Agreement includes indemnification provisions which require Carrier to indemnify Watsco for any income and non-income based tax liabilities of the Business for any pre-closing tax period. In addition, Watsco is required to indemnify Carrier for any income and non-income based tax liabilities related to the distribution business contributed by Watsco to the joint venture for any pre-closing tax period.

Employees of the Business prior to July 1, 2009 will continue to hold UTC stock options and awards granted to them under the terms of the original program grant subsequent to their transfer to Carrier Enterprise.